Vertex Energy, Inc. 8-K

Exhibit 99.1

Investor Relations Contact: Marlon Nurse, D.M. Senior Vice President 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

Revenue Rose 14% Year-Over-Year; Gross Profit Margin was 12.5%

Conference call to be held today at 9:00 A.M. EST

HOUSTON, TX – November 7, 2017 Vertex Energy, Inc. (NASDAQ:VTNR), a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products, announced today its financial results for the third quarter and nine months ended September 30, 2017.

FINANCIAL HIGHLIGHTS FOR THIRD QUARTER 2017

●	Consolidated revenue increased 14% to $32.5 million, compared to $28.5 million for the third quarter 2016.
●	Gross profit was down 32% to $4.1 million, while gross profit margin was 12.5%.
●	Overall volume was up 1%.
●	Net loss available to common shareholders was $3.8 million, or a loss of $0.12 per share.

FINANCIAL HIGHLIGHTS FOR NINE MONTHS 2017

●	Consolidated revenue increased to $104.2 million, compared to $67.0 million for the same period a year ago.
●	Gross profit increased to $13.6 million, while gross profit margin was 13%.
●	Overall volume was up 19%.
●	Net loss available to common shareholders was $10.6 million, or a loss of $0.32 per share.

Benjamin P. Cowart, Chairman and CEO of Vertex Energy, stated, "Our overall business operations remained open during the quarter despite the limited activity due to hurricanes Harvey and Irma. Our Heartland facility, which is located in Columbus, Ohio, and our Marrero facility, located in Marrero, Louisiana, were safe from the storms."

Mr. Cowart added, "Despite the impact of the storms on our third quarter financial results, we are pleased with the overall state of our business. We are encouraged by our progress in achieving our objectives for 2017. Our goals are to penetrate the marine fuel markets, build a high-purity base oil network through our Group III base oil import business, and grow our collections volumes. In addition, we are focused on monetizing our Myrtle Grove facility. We are encouraged by the progress of these initiatives this year, and believe that our business is well positioned."

Mr. Cowart concluded, "As for our financial targets for 2017, we expect our revenues will be between $138 million and $140 million, gross profit will be between $21 million and $22 million, and gross profit margins between 14% and 15% percent for the year ended December 31, 2017. We believe our business is strong and will continue to improve."

THIRD QUARTER 2017 FINANCIAL RESULTS CONFERENCE CALL

Management will host a conference call today at 9 A.M. EST. Those who wish to participate in the conference call may telephone 1-877-869-3847 from the U.S. and International callers may telephone 1-201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until February 28, 2018, and may be accessed by dialing 1-877-660-6853 from the U.S. or 1-201-612-7415 for international callers using conference ID #13671958.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. With its headquarters in Houston, Texas, Vertex is one of the largest processors of used motor oil in the U.S. and has processing capacity of over 115 million gallons annually with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also has a facility, Myrtle Grove, located on a 41 acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets that includes nine million gallons of storage. Vertex has implemented a cost-effective strategy for building its feedstock supply by establishing a successful self-collection and aggregation system. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry in North America. For more information on Vertex Energy please contact Porter, LeVay & Rose, Inc.'s investor relations representative Marlon Nurse, D.M. at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Vertex Energy, Inc.

Reconciliation of Net Income (Loss) attributable to Vertex Energy, Inc., to Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended September 30, 2017	For the Nine Months Ended September 30, 2017
Net (loss) income	$(2,983,932)	$(8,047,846)
Attributable to Vertex, Inc. Add (deduct):
Interest Income	(1,519)	(5,748)
Interest Expense	733,459	2,688,394
Depreciation and amortization	1,697,821	4,942,911
Tax (expense) benefit	—	—

EBITDA*	(554,171)	(422,289)

Add (deduct): Stock-Based compensation	163,002	460,475

Adjusted EBITDA	$(391,169)	$38,186

* EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as

EBITDA before unrealized losses (gains) on derivative contracts and stock-based compensation expense. EBITDA and adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

●	EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

●	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
●	EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
●	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
●	Other companies in this industry may calculate EBITDA and adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$1,124,839	$1,701,435
Escrow - current restricted cash	—	1,504,723
Accounts receivable, net	8,897,445	10,952,219
Inventory	4,589,935	4,357,958
Prepaid expenses	2,734,720	2,669,117
Total current assets	17,346,939	21,185,452

Noncurrent assets
Fixed assets, at cost	65,011,222	62,316,808
Less accumulated depreciation	(15,412,793)	(12,286,874)
Fixed assets, net	49,598,429	50,029,934
Goodwill and other intangible assets, net	14,951,588	15,252,332
Other assets	388,750	518,250
TOTAL ASSETS	$82,285,706	$86,985,968

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$9,770,655	$9,440,696
Dividends payable	420,713	504,474
Capital leases	—	133,153
Current portion of long-term debt, net of unamortized finance costs	2,296,596	9,649,282
Revolving note	3,738,483	2,726,039
Total current liabilities	16,226,447	22,453,644
Long-term liabilities
Long-term debt, net of unamortized finance costs	12,750,188	1,848,111
Contingent consideration	236,680	—
Derivative liability	1,689,090	4,365,992
Total liabilities	30,902,405	28,667,747

COMMITMENTS AND CONTINGENCIES	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,376,938 and 3,229,409 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively with a liquidation preference of $10,468,508 and $10,011,168 at September 30, 2017 and December 31, 2016, respectively.	6,812,524	5,676,467

	September 30, 2017	December 31, 2016
Series B-1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 12,862,572 and 12,282,638 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively with a liquidation preference of $20,065,612 and $19,160,915 at September 30, 2017 and December 31, 2016, respectively.	15,280,750	13,927,788
Total Temporary Equity	22,093,274	19,604,255
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 456,608 and 492,716 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively with a liquidation preference of $680,346 and $734,147 at September 30, 2017 and December 31, 2016, respectively.	457	493

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, 31,568 and 31,568 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively with a liquidation preference of $3,156,800 and $3,156,800 at September 30, 2017 and December 31, 2016, respectively.	32	32

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 32,655,135 and 33,151,391 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively, with zero and 1,108,928 shares held in escrow at September 30, 2017 and December 31, 2016, respectively.	32,655	33,151
Additional paid-in capital	67,622,538	66,534,971
Accumulated deficit	(38,564,242)	(27,958,578)
Total Vertex Energy, Inc. stockholders' equity	29,091,440	38,610,069
Non-controlling interest	198,587	103,897
Total Equity	$29,290,027	$38,713,966
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$82,285,706	$86,985,968

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$32,470,451	$28,461,930	$104,153,844	$67,022,978
Cost of revenues (exclusive of depreciation shown separately below)	28,390,891	22,462,171	90,579,044	56,001,697
Gross profit (loss)	4,079,560	5,999,759	13,574,800	11,021,281

Operating expenses:

Selling, general and administrative expenses	5,690,761	5,025,221	16,280,495	15,285,142
Depreciation and amortization	1,697,821	1,560,562	4,942,911	4,707,801
Total operating expenses	7,388,582	6,585,783	21,223,406	19,992,943
Loss from operations	(3,309,022)	(586,024)	(7,648,606)	(8,971,662)
Other income (expense):
Interest income	1,519	1,490	5,748	4,452
Gain (loss) on sale of assets	25,693	(68,799)	(13,806)	9,633,034
Gain (loss) on change in value of derivative liability	1,371,461	1,065,217	2,676,902	724,185
Gain (loss) on futures contracts	(305,570)	(90,061)	(285,000)	(351,820)
Interest expense	(733,459)	(399,545)	(2,688,394)	(2,721,056)
Total other income (expense)	359,644	508,302	(304,550)	7,288,795
Loss before income tax	(2,949,378)	(77,722)	(7,953,156)	(1,682,867)
Income tax benefit (expense)	—	—	—	117,646
Net loss	(2,949,378)	(77,722)	(7,953,156)	(1,565,221)
Net income (loss) attributable to non-controlling interest	34,554	30,234	94,690	(11,193)
Net loss attributable to Vertex Energy, Inc.	$(2,983,932)	$(107,956)	$(8,047,846)	$(1,554,028)

Accretion of discount on Series B and B-1 Preferred Stock	(424,480)	(435,134)	(1,267,778)	(1,293,669)
Accrual of dividends on Series B and B-1 Preferred Stock	(420,713)	(504,474)	(1,256,921)	(6,695,506)
Net loss available to common shareholders	$(3,829,125)	$(1,047,564)	$(10,572,545)	$(9,543,203)
Loss per common share
Basic	$(0.12)	$(0.03)	$(0.32)	$(0.32)
Diluted	$(0.12)	$(0.03)	$(0.32)	$(0.32)
Shares used in computing earnings per share
Basic	32,655,135	30,576,485	32,651,961	29,884,836
Diluted	32,655,135	30,576,485	32,651,961	29,884,836

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016 (UNAUDITED)

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash flows from operating activities
Net loss	$(7,953,156)	$(1,565,221)
Adjustments to reconcile net loss to cash used in operating activities
Stock based compensation expense	460,475	392,413
Depreciation and amortization	4,942,911	4,707,801
Rent paid by common stock	—	244,000
(Gain) loss on sale of assets	13,806	(9,633,034)
(Increase) decrease in fair value of derivative liability	(2,676,902)	(724,185)
Amortization of debt discount and deferred costs	571,635	1,363,386
Changes in operating assets and liabilities
Accounts receivable	2,054,774	(62,325)
Business interruption insurance proceeds receivable	—	(1,275,000)
Inventory	(195,977)	(122,924)
Prepaid expenses	(65,603)	(1,530,380)
Accounts payable and accrued expenses	329,959	(4,940,852)
Deferred revenue	—	(248,624)
Other assets	129,500	(2)
Net cash used in operating activities	(2,388,578)	(13,394,947)
Cash flows from investing activities
Acquisition of Acadiana	(710,350)	—
Acquisition of Nickco	(1,126,730)	—
Acquisition of Ygriega	(162,500)	—
Casualty insurance proceeds	—	2,332,854
Purchase of fixed assets	(1,842,237)	(3,428,396)
Proceeds from sales of Bango assets	—	29,788,114
Costs related to sale of Bango assets	—	(10,792,446)
Proceeds from sale of fixed assets	297,718	20,900
Net cash provided by (used in) investing activities	(3,544,099)	17,921,026
Cash flows from financing activities
Purchase/Buy back Series B Preferred Stock	—	(11,189,849)
Proceeds from issuance of Series B-1 Preferred Stock	—	19,349,756
Issue costs for Series B-1 Preferred Stock	—	(607,890)
Payment of debt issuance costs	(1,718,090)	—
Line of credit (payments) proceeds, net	1,012,444	128,662
Proceeds from sale of Series C Preferred Stock	—	4,000,000
Proceeds from note payable	16,570,929	7,544,680
Payments on note payable	(12,013,925)	(19,260,455)
Net cash provided by (used in) financing activities	3,851,358	(35,096)
Net change in cash and cash equivalents	(2,081,319)	4,490,983
Cash cash equivalents, and restricted cash at beginning of the period	3,206,158	(737,864)

	Nine Months Ended
	September 30, 2017	September 30, 2016
Cash, cash equivalents, and restricted cash at end of period	$1,124,839	$3,753,119

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,328,401	$1,431,352
Cash received for income tax benefit	$—	$117,646
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	36	120
Conversion of Series B-1 Preferred Stock into common stock	$119,440	$—
Accretion of discount on Series B and B-1 Preferred Stock	$1,267,778	$1,293,669
Dividends-in-kind accrued on Series B and B-1 Preferred Stock	$1,256,920	$6,695,506
Conversion feature and fair value of warrants for Series B and B-1 Preferred Stock	$—	$6,558,947
Contingent consideration on Nickco acquisition	$236,680	$—
Common restricted shares for Nickco acquisition	$474,000	$—
Return of common shares for sale escrow	$1,109	$—